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                              CONTRACT BENEFIT DATA

Contract Number                                  : [99-9999999]

Rider Effective Date                             : [July 1, 2004]

Annuitant                                        : [Abraham Lincoln]

Age Nearest Birthday                             : [65]

Sex                                              : [Male]

Secondary Life                                   : [Mary Todd Lincoln]

Age Nearest Birthday                             : [62]

Sex                                              : [Female]

Initial Periodic Income Payment                  : [$411.26]

Initial Guaranteed Income Benefit                : [$205.63]

Guaranteed Amount                                : [$50,000.00]

Initial Periodic Income Payment Mode             : [Monthly]

Initial Periodic Income Payment Date             : [July 1, 2004]

Periodic Income Commencement Date                : [June 17, 2004]

Access Period                                    : [15 Years]

Guaranteed Income Benefit Percent                : [50%]

Assumed Interest Rate                            : [3.00%]

Rider Option Election                            : [Enhanced Guaranteed Minimum
                                                   Death Benefit with Guaranteed
                                                   Income Benefit Option]

Annual Mortality and Expense Risk Charge and Administrative Charge

During Access Period
Account Value Death Benefit
   without Guaranteed Income Benefit Option      : 1.05%

Account Value Death Benefit
   with Guaranteed Income Benefit Option         : 1.55%

Enhanced Guaranteed Minimum Death Benefit
   without Guaranteed Income Benefit Option      : 1.25%

Enhanced Guaranteed Minimum Death Benefit
   with Guaranteed Income Benefit                : 1.75%

After Access Period
Account Value Death Benefit
   without Guaranteed Income Benefit Option      : 1.05%

Form CBNY-ALSH-NQ-PR 6/04                   American Legacy Shareholders - NQ-PR

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Account Value Death Benefit
   with Guaranteed Income Benefit Option         : 1.55%

Enhanced Guaranteed Minimum Death Benefit
   without Guaranteed Income Benefit Option      : 1.05%

Enhanced Guaranteed Minimum Death Benefit
   with Guaranteed Income Benefit Option         : 1.55%

Note: Any reference in this Rider to Purchase Payments means Gross Purchase Payments.

                        Guaranteed Income Benefit Option

The Initial Guaranteed Income Benefit is equal to the Guaranteed Income Benefit Percent shown above multiplied by the greater of:

        (a.)    the Initial Periodic Income Payment shown above, and
        (b.)    the Guaranteed Amount, if any, shown above divided by 1000 and multiplied by an annuity factor based on a [3%] Assumed Interest
                Rate.

Form CBNY-ALSH-NQ-PR 6/04                   American Legacy Shareholders - NQ-PR